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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 27, 1998 (except with respect to the matter discussed in Note 14 for which the date is April 28, 1998) for The InterCept Group, Inc. and subsidiaries, our report dated February 27, 1998 for ProVesa, Inc. and subsidiaries, our report dated February 27, 1998 for FiNet, Inc., our report dated February 27, 1998 for Bank Services Corporation, our report dated April 27, 1998 for Data Services Corporation, each included in The InterCept Group, Inc.'s registration statement on Form S-1, File Number 333-47197; our report dated October 16, 1998 on Nova Financial Corporation Data Processing Business included in The InterCept Group, Inc.'s current report on Form 8-K dated August 4, 1998; and our report dated November 20, 1998 on Advance Data Partnership included in The InterCept Group, Inc.'s current report on Form 8-K dated September 30, 1998, and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP

Atlanta, Georgia
January 8, 1999